Exhibit 10.1

CONTRACT No. 74/SES/11

NOTICE OF TENDER No. 07/SES/11

ADMINISTRATIVE PROCESS No. 2011-0.180.921-0

PRINCIPAL: City of São Paulo

UNIT: City Services Department / Bureau of Urban Cleaning.

CONTRACTOR: SOMA- SOLUÇÕES E MEIO AMBIENTE CONSORTIUM.

MONTHLY GLOBAL VALUE: R$ 31,515,484.82 (thirty-one million, five hundred fifteen thousand, four hundred eighty-four reais and eighty-two cents).

TOTAL VALUE: R$1,134,557,453.52 (one billion, one hundred thirty-four million, five hundred fifty-seven thousand, four hundred fifty-three reais and fifty-two cents).

PURPOSE: Provision of indivisible Public Cleaning services - Southeast Group.

This Service Contract is made and entered into this 10th day of November, 2011, by and between the CITY OF SÃO PAULO, through the City Services Department - SES, herein PRINCIPAL, with offices at Rua Libero Badaró, 425, 34° andar - Centro - São Paulo - SP, enrolled in the National Register of Legal Entities under no. 45.392.153/0001-68, herein represented by Mr. DRÁUSIO BARRETO, City Secretary of Services, and SOMA- SOLUÇÕES E MEIO AMBIENTE CONSORTIUM, composed by the companies Cavo Serviços e Saneamento S/A, enrolled in the National Register of Legal Entities under no. 01.030.942/0001-85, Corpus Saneamento e Obras Ltda., enrolled in the National Register of Legal Entities under no. 31.733.353/0008-36, and Delta Construções S/A, enrolled in the National Register of Legal Entities under no. 10.788.628/0001-57, the latter the leading consortium company, with offices at Avenida Rio Branco, n° 155, 4° andar, GR 401, CEP n° 20.040-003, Bairro Centro, Rio de Janeiro/RJ, herein represented by Mr. HERALDQ PUCCINI NETO, Brazilian, legally separated, administrator, bearer of identity card no. 841079529-D/RJ, issued by CREA/RJ and enrolled in CPF/MF under no. 725.065807-78, hereinafter CONTRACTOR, pursuant to the order in pages 25680/25681, included in administrative process no. 2011-0.180.921-0, published in the City Official Gazette on 11/10/2011, to be governed by the provisions in City Law no. 13.278, of January 7, 2002, amended by City Law no. 14.145/06, by City Decree no. 44.279 of December 24, 2003, by Federal Law no. 8.666, of June 21, 1993 and subsequent amendments, and other proceedings in the aforementioned administrative process and by the clauses and conditions below.

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CONTRACT No. 74/SES/11

1.                                      CLAUSE ONE - PURPOSE

1.1.                            The purpose of this contract is the provision of indivisible Public Cleaning services corresponding to the Southeast group, which covers the following Sub-prefectures: Aricanduva/Formosa, Campo Limpo, Capela do Socorro, Cidade Ademar, Cidade Tiradentes, Ermelino Matarazzo, Guainazes, Ipiranga, Itaim Paulista, Itaquera, Jabaquara, M’Boi Mirim, Parelheiros, Santo Amaro, São Mateus, São Miguel, Vila Mariana, Vila Prudente/Sapopemba.

1.2.                            Said services refer to: Public conservation and cleaning of common use in the City, including special cleaning of public equipment (including tunnels, staircases and pedestrian overpasses), cleaning and conservation of public monuments, supply and maintenance of trash cans and other waste reception equipment; Sweeping and cleanliness of streets, overpasses, flyovers, squares, tunnels, staircases, pathways, alleys, shelters, monuments, and other public spaces, including sweeping of pathways and public spaces, sweeping of public roads during and after street market, and washing and disinfection of public roads after street markets, and cleaning and clearance of manholes and grating; Scraping and removal of soil, sand, and any other materials carried by storm water to paved public streets and places, and curb painting, including scraping of soil and sand in the gutters of public roads and curb painting services; Weeding and cutting of street beds, as well as the packaging and the collection of the resulting product, including weeding and cutting of street beds and removal of dead animals of unknown owners from public streets and places; Cleaning of open air public areas, including Collection and transport of bulky waste; Collection and transport of various materials and debris, Operation, maintenance, and removal of waste from Recycling banks, Special events and emergency operations team, Cleaning of outdoor and indoor areas at housing centers with poor access (shantytowns) and Collection and transport of solid sweeping waste; as well as Infrastructure Implementation services for Data Operating System;

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communication of the services provided to the population, Preparation of material for communication of services and Customer Service for Complaints from Citizens (SAC), pursuant to Exhibit I - Technical Specifications, in the whole area of the City of São Paulo represented by the SOUTHEAST Group, corresponding to the area comprising the Sub-prefectures specified above, and which present execution technologies and methodologies that promote the improvement of quality standards in the provision of the services herein specified.

1.3.                            This list excludes the indivisible public cleaning services of flood containment areas and tanks, as well as areas of landscape or urban character, pursuant to art. 23, item VIII and art. 24 of Law No. 13,478, of December 30, 2002.

1.4.                            In addition to the business proposal by the CONTRACTOR, the Notice of Tender that government tender Public Competition no. 07/SES/11 is hereby an inseparable part of the Contract, including all of its Exhibits, Service Orders and, upon amendment, any approved contractual changes that are executed during the period of force thereof.

2.                                      CLAUSE TWO - SPECIFIC PERFORMANCE

2.1.                            The contract shall be performed as indirect piecework for monthly overall price.

3.                                      CLAUSE THREE - SERVICE DEFINITION AND EXECUTION

3.1.                            The services that compose the purpose of this Contract shall be executed initially in compliance with the “Work Plans” proposed in the bidding process, meeting all technical specifications and elements included in the Exhibits, Worksheets and other elements that are part of the bidding process and are attached to process no. 2011-0.180.921-0.

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3.2.                            Following the submission and approval of the Work Plans proposed by the CONTRACTOR, said Work Plans shall govern the execution of services.

3.3.                            Following the submission and approval of the Work Plans proposed by the CONTRACTOR, said Work Plans shall govern the execution of services.

3.4.                            LIMPURB hereby reserves the right to suggest the implementation of different operational alternatives to the “Work Plans,” both in relation to Work Plans mentioned in item 3.1 and the Work Plans provided for in item 3.2, to ensure improvement to the quality of services and/or decrease in the respective costs.

3.5.                            Services shall be executed in the areas, streets, and public places of the Sub-prefectures referred to in Clause One, and include the execution of essential services with technical oversight and technological development plus implementation of the improvement plans for quality standards and management model, duly described in the Technical Specifications included in Exhibit I to the corresponding Notice of Tender for administrative process no. 2011-0.180.921- 0, which are hereby an inseparable part thereof.

3.6.                            Evidence of the perfect execution of these services shall be provided in the Service Order itself.

3.7.                            Waste resulting from the execution of non-regular services shall only be received at the final disposal units defined by LIMPURB upon presentation of one copy of the “Service Order” issued by the Sub-prefectures, within their territory.

3.8.                            Technical oversight and technological development services include the coordination of work plans submitted in advance and duly approved by the Sub-prefectures.

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3.8.1.                Coordination of General Activities

3.8.1.1.        General activities can be classified as those pertaining to the execution of the services.

3.8.1.2.        The coordination and management of the general activities for the operational, organizational, sectoral, and frequency work system shall be performed by a duly qualified engineer assigned by the CONTRACTOR.

3.8.1.3.        Coordination services include the analysis, due diligence, control, monitoring, and management of general activities using a computerized system to ensure the full implementation of services.

3.8.1.4.        Work information shall be transmitted daily to LIMPURB using the online system.

3.8.2.                  Execution Activities

3.8.2.1.        Execution activities and methods are all those that include strategic activities of human and material resources allocation, team organization chart and distribution, functional scheme, and general activities schedule and logistics.

3.8.2.2.        The coordination and management of these execution activities shall be performed by a duly qualified engineer assigned by the CONTRACTOR.

3.8.2.3.        Coordination services include the analysis, due diligence, control, monitoring, and management of execution activities and methodology, using a computerized system to ensure the full implementation of services.

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3.8.2.4.        Work information shall be transmitted daily to LIMPURB using the online system.

3.8.3.                  Safety and Occupational Medicine Activities

3.8.3.1.        Safety and occupational medicine activities are all activities to meet hygiene, health, and occupational medicine standards, pursuant to the Consolidated Labor Laws, Federal Law no. 6,514, of 12/22/77, and Regulatory Standards nos. 01, 05, 06, 07, 09, 15, and 18, approved by Ordinance no. 3,214, of 6/8/78, of the Ministry of Labor and subsequent amends.

3.8.3.2.        The coordination and management of safety and occupational medicine activities shall be performed by a duly qualified engineer assigned by the CONTRACTOR.

3.8.3.3.        Coordination services include control and monitoring of general activities using a computerized system to ensure the full implementation of services, in compliance with the relevant safety and occupational medicine standards.

3.8.3.4.        Work information shall be transmitted daily to LIMPURB using the online system.

3.8.4.                  Customer Service to Complaints from Citizens Activities

3.8.4.1.        CONTRACTOR shall provide a customer service system to taxpayers (SAC) with a dedicated line operating in the 0800 system to receive complaints, suggestions, and other expressions from the population about the services under this contract.

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3.8.4.2.        The service shall be offered in a space made available by the Bureau of Urban Cleaning - LIMPURB by properly trained representatives, and operated using a computerized system that allows the simultaneous transmission of recorded events to the CONTRACTOR.

3.8.4.3.        The customer service shall be available from Monday to Saturday during business hours.

3.8.4.4.        The CONTRACTOR shall register daily in the computerized system connected to the Bureau of Urban Cleaning - LIMPURB the measures taken for each service that requires action regarding the implementation of services.

3.8.4.5.        Service of complaints relating to quality or failure in the provision of services shall be checked and resolved, if applicable, within at most 24 (twenty-four hours).

3.8.4.6.        The Bureau of Urban Cleaning - LIMPURB shall be responsible for monitoring the quality of care of SAC, preparing on a monthly basis, including with assistance of a specialized company, a service and compliance report that calculates IQD - Performance Quality index.

3.8.5.                  Service Activities to the Environmental Education Program and Publicity of Services Provided

3.8.5.1.        Service activities to the Environmental Education Program and Publicity of Services Provided are those activities aimed at the fulfillment of and service to the Program already presented and duly approved by LIMPURB.

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3.8.5.2.        The coordination and management of Program activities shall be performed by a duly qualified engineer assigned by the CONTRACTOR.

3.8.5.3.        Coordination services include the control, monitoring, and management of activities using a computerized system to ensure full service to the Program.

3.8.5.4.        Work information shall be transmitted daily to LIMPURB using the online system.

3.8.6.                  Information System Activities

3.8.6.1.        Information system execution activities are all those activities that include IT activities to service the computerized system already presented and approved in advance by LIMPURB.

3.8.6.2.        The coordination and management of IT activities shall be performed by a duly qualified engineer assigned by the CONTRACTOR.

3.8.6.3.        Coordination services include control, monitoring, and management of system activities to ensure the full implementation of services.

3.8.7.                  Service Activities to the Quality Standard Improvement Project

3.8.7.1.        Service activities to the Quality Standard Improvement Project are those activities aimed at compliance and service to the Program already presented and duly approved by LIMPURB.

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3.8.7.2.        The coordination and management of Project activities shall be performed by a duly qualified engineer assigned by the CONTRACTOR.

3.8.7.3.        Coordination services include the control, monitoring, and management of activities using a computerized system to ensure full service to the Project.

4.                                      CLAUSE FOUR - PLANNING, FREQUENCY AND SCHEDULE

4.1.                            CONTRACTOR shall execute services pursuant to the terms of this Contract.

4.2.                            CONTRACTOR shall submit the Work Plans pursuant to the provisions set forth in Exhibit I - Technical Specifications to the corresponding Notice of Tender already approved by the Sub-prefectures, which shall be an inseparable part of this Contract.

4.2.1.                  Work plans shall be presented in digital and hard copy.

4.3.                            Should the CONTRACTOR wish to make changes to the service execution method, it shall prepare a proposal and submit to the Bureau of Urban Cleaning for proper analysis and approval.

5.                                      CLAUSE FIVE - FINAL DESTINATION OF SOLID WASTE

5.1.                            Solid waste collected shall be disposed in the Landfills indicated by the City of São Paulo or another final disposal unit defined by LIMPURB.

5.2.                            CONTRACTOR shall transport solid waste to the final destination points indicated by the Bureau of Urban Cleaning - LIMPURB.

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5.2.1.                  In the disposal of waste in the Final Destination Unit, CONTRACTOR shall comply with the code of conduct of operating procedures ordered by the Final Destination Units.

5.3.                            All loaded vehicles shall be obligatorily weighed in the scales indicated by the Bureau of Urban Cleaning and controlled by the Waste Control System - SISCOR, or any system that replaces it.

5.4.                            Vehicle weighing and consequent offloading at the Final Destination Units shall only be authorized upon presentation of the Load Manifest, which shall include the following mandatory information:

5.4.1.                  identification of the CONTRACTOR company;

5.4.2.                  vehicle license plates;

5.4.3.                  date of operation:

5.4.4.                  type of waste collected; and

5.4.5.                  the Sub-prefecture of origin and corresponding collection sector.

5.5.                            the Load Manifest presented shall be withheld by the Final Destination Unit.

5.6.                            The Bureau of Urban Cleaning - LIMPURB is responsible for the preparation/provision of weighing “tickets”.

5.7.                            At the end of each full weighing operation, that is, the entry and exit weighing of the vehicle at the Final Destination Unit, a proof of operation - “ticket” shall be issued in at least 2 (two) copies.

5.7.1.                  One copy shall be provided to the CONTRACTOR immediately after the weighing, and the other copy shall remain in the Final Destination Unit.

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5.8.                            The Studies and Research Division of the Bureau of Urban Cleaning - LIMPURB - 1 - shall keep in file the record of each operation in the computerized system (electronically), so that at any time the data referring to each operation may be the reproduced.

5.9.                            No weighing operations of vehicles that are not registered in the Waste Control System - SISCOR, or any other system that replaces it, shall be permitted.

6.                                      CLAUSE SIX - INSPECTION AND MANAGEMENT

6.1.                            Inspection of the services under this contract shall be performed by the Sub-prefectures, each within their respective territories, under the coordination of the Bureau of Urban Cleaning of the City Services Department, or in a manner to be defined by Ordinance.

6.2.                            The party in charge of inspection shall exercise strict control of contract performance, in particular as to the quantity and quality of the services executed, enforcing compliance with all provisions under the law and under this Contract.

6.2.1.                  “Service Orders” for the execution of the services listed in Exhibit I of the Notice of Tender that are considered non-regular, stating in detail the specification of service, estimated amount to be performed, location, term, and start time for execution, shall be issued by the Sub-prefectures within their respective territories, and said Sub-prefectures shall be responsible for service inspection and management.

6.2.2.                  In the event the CONTRACTOR refuses to receive the Service Orders discussed in this provision, they shall be sent by post, via registered mail, and shall be construed for all intents and purposes as regularly issued and communicated.

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6.3.                            If the occurrence of non-conformity in the performance of the contract is observed, the Sub-prefectures shall immediately communicate the fact, in writing, to the Officer Director of the Bureau of Urban Cleaning, who shall adopt the applicable legal and contractual measures, including those relating to the application of the penalty, if any.

6.4.                            Inspection by Sub-prefectures shall have free access to all CONTRACTOR premises intended for the performance of the contract, including machinery, personnel and equipment, whereas CONTRACTOR shall provide as requested all data and elements related to contract services.

7                                         CLAUSE SEVEN - CONTRACT VALUE AND FUNDS

7.1.                            The monthly global value of this Contract is R$ 31,515,484.82 (thirty-one million, five hundred fifteen thousand, four hundred eighty-four reais and eighty-two cents).

7.2.                            Expenses arising from the performance of the contract shall have specific budget allocation under line no. 23.40.15.452.1240.6007.33.90.39.00.00 - Sweeping and Washing of Public Roads - Other Third-Party Services - Legal Entity, supported by Funds Citations no. 113724, 113732, and 113753, pursuant to the principle of budget annuality at the turn of the financial period.

8                                         CLAUSE EIGHT - PRICES AND ADJUSTMENTS

8.1.                            The global monthly price for the execution of services shall be the price included in the proposal submitted by the CONTRACTOR, as of the bidding process, which already includes the proposed BDI, with base data (Io) corresponding to the date of submission of the proposal.

8.11.                     Prices offered shall remunerate all expenses with the execution of the services mentioned and shall include all costs with

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materials, labor, transport, social charges, social security, tax, labor and other expenses necessary for the proper performance of the contract, so that no other remuneration is due to the CONTRACTOR beyond the proposed price.

8.2.                            Price adjustment purposes shall comply with the provisions in Decree no. 25,236, of December 29, 1987 and SF Ordinances no. 104/94; SF no. 054/95; SF no. 036/96, and SF no. 068/97, whereas synthetic adjustment shall apply, using the public cleaning service indices (table II), sweeping (column II) established by Ordinance no. SF 1,285/91 and subsequent amendments.

8.3.                            For price adjustment purposes, the base date for Io (starting index) and Po (starting price) shall be the month of submission of tenders.

8.4.                            The first economic adjustment shall occur 12 (twelve) months after the date of submission of tenders.

8.5.                            The conditions regarding price adjustments can be changed as a result of the occurrence of federal or city regulations on the matter.

9                                         CLAUSE NINE - MONITORING AND METERING OF NON-REGULAR SERVICES

9.1.                            Regular services shall be monitored by the Sub-prefectures and by LIMPURB as fitting, whereas non-regular services shall be monitored by the Sub-prefectures, which shall issue on the corresponding month the respective approval of the services, if effectively compliant to contractual technical specification and its Exhibits.

9.2.                            Services deemed compliant with contractual technical specifications shall be checked for adequacy and satisfaction of services, and the IQD - Performance Quality index level merited in the month shall be indicated, especially on full conformity with:

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9.2.1.                  Supply, loading, transport, offloading, handling, storage, protection and custody of consumable materials, such as: fuels, greases, lubricants, tires, inner tubes, filters, powder soap, disinfectants, detergents, print, software and other materials required for the activities related to the planning and execution of services.

9.2.2.                  Mobilization and demobilization, uniforms within the standards set by the City, transport, food, social assistance, personal protection equipment and any other equipment necessary to personal security and/or the execution of services.

9.2.3.                  Supply, operation and maintenance of all vehicles and equipment used by the CONTRACTOR and necessary for the execution of the services under the contract.

9.2.4.                  Supply, operation and maintenance of all tools and utensils necessary for the proper execution of the services under the contract, such as brooms, sweepers, paddles, lutocar-type trolleys or similar, forks, brushes, hoes, mattocks, etc.

9.2.5.                  Provision, use and maintenance of all facilities necessary for the performance of the contract, in line with the provisions of the Summons Instrument, Technical Specifications and the Work Plan.

9.2.6.                  Wages, payroll and administrative charges, benefits, taxes and fees, amortization, licensing, including environmental licensing, insurance, capital and administrative financial expenses, depreciation, working capital, profit and any other related to benefits and direct and indirect costs.

9.3.                            Regular services shall be monitored, and non-regular services shall be monitored and metered, by inspections, pursuant to the technical specifications in Exhibit I and the price

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included in the CONTRACTOR proposal by the 5th (fifth) business day subsequent to the scope period of the relevant metering.

9.4.                            Regular services shall be guided by pre-defined scripts and on-demand teams shall work per the work plan presented by the CONTRACTOR.

9.5.                            The metering value of non-regular services will be obtained from the equivalent to the monthly global price, over which the percentages relating to performance assessment set out in Exhibit XI shall apply.

9.6.                            CONTRACTOR shall send on a monthly basis to the Sub-prefectures a request in the appropriate template listing the services performed, duly validated by the contract inspector, along with the Services Invoice and a copy of the corresponding “Service Order”.

9.7.                            Inspection shall be performed on a monthly basis considering the services executed in the period between the first and the last day of each month, except for the first metering, whose period shall be from the signing of the “Start Order” until the last day of the relevant month, and the last metering, whose period shall be the first day of the month until the end of the Contract.

9.8.                            After confirmation by inspection and adoption of all the necessary measures, the Sub-prefectures shall arrange for the shipment of the process to the Bureau of Urban Cleaning for due payment.

9.8.1.                  Any and all final metering of non-regular services shall only be forwarded for payment once discrepancies are resolved, including delays and fines relating to the purpose of the Contract.

9.8.2.                  Should additional measures by the Contractor be required, the term shall be interrupted and later resumed from the date on which said measures are completed.

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9.8.3.                  The Contractor is responsible for the correctness of the data submitted, as well as for errors and omissions.

9.9.                            The CONOTRACTOR shall also bear all the costs arising from monthly audit of the reports submitted, signed by an expert company of the CONTRACTOR specializing in certifying the level of satisfaction of the population served and the calculation of IQD - Performance Quality index.

10.        CLAUSE TEN - PAYMENT

10.1.                     Payment of regular services shall be the monthly global value under the proposal by the CONTRACTOR. Non-regular services shall be paid exclusively by price per team defined in the Price Proposal by the CONTRACTOR corresponding to the services performed.

10.2.                     For payment purposes, the CONTRACTOR shall submit the Services Invoice and the share corresponding to Service Tax (ISS) shall be deducted, pursuant to Law no. 13,701, of December 24, 2003, Decree no. 44,540/04, and SF Ordinance SF no. 014/2004, relating to the services performed, as well as the delivery of receipts relating to the payment of social security charges for its employees and FGTS payments.

10.2.1.           Regardless of the Service Tax withheld, the party responsible for fiscal matters is required to pay the full amount of tax, fines and other legal extras, pursuant to applicable legislation, whereas in such cases the liability of service providers is exempted.

10.2.2.           Income Tax shall be deducted pursuant to the legislation in force.

10.3.                     Payment shall be effected within 30 (thirty) calendar days after certification of services, exclusively by credit to current account, at the Banco do Brasil S/A Branch indicated by the CONTRACTOR, pursuant to Decree

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no. 51,197, of 1/23/2010, within 30 calendar days from the publication of the Evaluation in the City of São Paulo Official Gazette.

10.4.                     No payment shall exempt the CONTRACTOR from the responsibility for the services performed or shall imply their acceptance.

10.5.                     There shall be no update or financial compensation until the standards issued by the Federal Government and disclosed by the City Finance Department so allow.

11.           CLAUSE ELEVENTH - CONTRACT PERIOD

11.1.                     Contract period shall be of 36 (thirty-six) consecutive months from the date set in the “Start Order” issued by LIMPURB.

11.2.                     Considering that the purpose of this Notice of Tender includes continuous services that meet public needs and whose service does not exhaust similar provision in the future, the contract period may be extended at the discretion of the Administration up to the limit established in Federal Law 8,666/93 and amendments for contracts of continuous nature.

11.3.                     Contractual term shall be counted from the date set in the “Start Order.”

11.4.                     Subcontracting of ancillary services that are non-substantial to the purpose of the contract shall be accepted, provided that such subcontracting is expressly approved in advance by the City of São Paulo through the Services Department.

11.4.1.           In the event of subcontracting, the Contractor shall be responsible both before the City and third parties for the faithful compliance with all the clauses and conditions in the Contract.

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11.5.                     The subcontracting referred to in the subitem above that is executed without prior, written consent by LIMPURB shall be null and void, and shall be construed as a breach liable to the applicable legal and contractual penalties.

11.6.                     In the event of an approved subcontracting, the CONTRACTOR shall remain jointly liable with the subcontractor before LIMPURB and third parties for the faithful compliance with all the clauses and conditions in the Contract.

12                                  CLAUSE TWELVE - RESPONSIBILITIES AND OBLIGATIONS OF THE CONTRACTOR

12.1.                     The CONTRACTOR accepts to execute services in accordance with its price proposal on pages 25458/25506 of administrative procedure no. 2011-0.180.921-0 and all other composing elements, especially the determinations included in the Notice of Tender and in Exhibit I — Terms of Reference.

12.2.                     According to Resolution no. 425/98-CONFEA, submit the relevant Technical Responsibility Annotation - ART within 15 (fifteen) days from the date of signature of the Contract.

12.3.                     The CONTRACTOR shall accept full responsibility for the correct selection and sizing of staff and equipment required to the faithful execution of the services under the contract, pursuant to the approved plan.

12.4.                     The CONTRACTOR shall maintain reserve vehicles and equipment for use in case of emergency, preventive maintenance stoppage or damages to normal equipment.

12.5.                     The CONTRACTOR shall be the sole responsible for the safety of its employees and for the actions they perform by them, and it shall provide and require the use of personal protection equipment as suitable to each type of service.

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12.6.                     The CONTRACTOR shall make all the arrangements so current hygiene and accident prevention regulations are strictly followed by its employees.

12.7.                     The CONTRACTOR shall provide to and require the use of uniforms to all its employees, per the pattern to be defined by LIMPURB, whereas it may start services with its usual uniform and adjust them to the standards within 30 (thirty) days from the date of receipt in writing of the guidelines on the subject.

12.8.                     The CONTRACTOR shall comply with all labor laws and meet Health, Safety, and Occupational Medicine Regulations included in the legislation in force, pursuant to Federal Law No. 6,514, of 12/22/77, the Consolidated Labor Laws, Ordinance no. 3,214/78 and Regulatory Standards nos. 01, 05, 06, 07, 09, and 15 approved by Ordinance no. 3,214, of 6/8/78 and Regulatory Standard No. 18 and/or its amendments and other applicable provisions.

12.9.                     The CONTRACTOR shall ensure compliance by its employees with the prohibition to sort or separate collected waste and to ingest alcoholic beverages in service, as well as solicit or receive bonuses or donations of any kind.

12.10.              The CONTRACTOR shall be responsible for the good behavior of its staff at service sites.

12.11.              The CONTRACTOR shall provide to each of its employees an ID badge, featuring the company name or logo and employee name or number and position, and employees are required to wear said badge visibly while in service, to allow their identification.

12.12.              The CONTRACTOR shall be responsible for the maintenance of order and cleanliness in the execution of contract services.

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12.13.              The CONTRACTOR is responsible for strictly compliance with all the rules of procedure imposed by Inspection, whether in respect to the staff or the traffic of vehicles and materials within the offloading Unit.

12.14.              The CONTRACTOR shall report for duty every work day with full teams for the execution of tasks, pursuant to the determination by Inspection and in accordance with the provisions of this contract and the service orders issued.

12.15.              The CONTRACTOR shall be responsible for any damage resulting from the bad operation of its staff in the handling of vehicles and equipment used in contract services.

12.16.              The CONTRACTOR shall be responsible for the duration of the Contract, before third parties, by acts performed by its staff and the use of equipment, whereas the City is exempted from any claims or indemnity.

12.17.              The CONTRACTOR shall fully bear the costs resulting from required insurance, including those costs relating to civil liability and possible compensation for any material and/or personal damage caused to their employees and to third parties.

12.18.              The CONTRACTOR is hereby prohibited from offloading materials collected at sites that are not authorized by the Bureau of Urban Cleaning - LIMPURB.

12.19.              The CONTRACTOR shall maintain in good condition and operating the fleet of vehicles and equipment used for the execution of the services, complying with the maximum age of 5 (five) years or 60 (sixty) months, during the contract period.

12.20.              The CONTRACTOR shall maintain a permanently updated record at the Bureau of Urban Cleaning, which shall monitor the maintenance of the age

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of the fleet that is specified in the prior provision, whereas the duly individualized vehicles and equipment shall be linked to the contract services.

12.20.1.    Only duly registered vehicles and equipment per the provision above may be used in the performance of contract services.

12.20.2.    The CONTRACTOR shall paint on each vehicle and equipment the operational prefix indicated by the Bureau of Urban Cleaning upon registration, per current standards, which shall be used in weighing reports.

12.20.3.    The CONTRACTOR shall subject its registered vehicles and equipment to the periodic inspections whenever the Bureau of Urban Cleaning so requires.

12.20.4.    Replacements of vehicles linked to the contract shall only be approved by the Bureau of Urban Cleaning if fleet age is maintained within the limits set out in subitem 12.20.

12.20.5.    Vehicles shall be kept in perfect operating conditions, including reserve units.

12.20.6.    Vehicles shall bear in addition to the regulatory plates, those indications necessary to the recognition by CONTRACTOR pursuant to the standardized template by the Bureau of Urban Cleaning.

12.20.7.    All vehicles and equipment used in public cleaning services shall comply with the limits established by law for sound sources and greenhouse gas emissions.

12.20.8.    The standard look of vehicles and equipment shall be executed by the CONTRACTOR within at most 60 (sixty) days

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from the start date of services, according to the colors and wording to be defined by the Bureau of Urban Cleaning.

12.21.              The CONTRACTOR is hereby expressly prohibited from exploring advertisement on vehicles and equipment or on the uniforms of employees involved in the performance of services, which shall only bear wording or symbols approved by the Bureau of Urban Cleaning.

12.22.              PRINCIPAL may provide identification tags to the CONTRACTOR, which shall install and maintain such devices, to be affixed according to the specifications set out by the Bureau of Urban Cleaning, without which weighing operations may be disabled.

12.22.1.    Vehicles in which identification tags are not installed may be removed from the system.

12.23.              The CONTRACTOR shall increase or decrease the number of workers and equipment according to service requirements, pursuant to contractual limits.

12.24.              The CONTRACTOR is hereby required to maintain throughout the performance of the Contract and as fit to the contract obligations herein accepted, all the conditions and qualifications required in the bidding process.

12.24.1.    The CONTRACTOR shall produce at the request of Inspection, the documentation pertaining to evidence of maintenance of conformity to and compliance with the social, labor, and tax charges listed below:

12.25.              The CONTRACTOR shall accept full civil and criminal responsibility for the sound, efficient execution of services and for any damages arising therefrom, in accordance with the requirements of the Notice of Tender and its exhibits, the Contract, and other documents that are part thereof.

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12.26.              If the CONTRACTOR replaces the chief technician over the course of the execution of the services, it is hereby obliged to submit for prior approval of the Board of the Bureau of Urban Cleaning the data and technical qualifications of the new applicant, in compliance with the conditions set forth laid down in the Notice of Tender for Competition no. 07/SES/ll.

13.                               CLAUSE THIRTEEN - RESPONSIBILITIES AND OBLIGATIONS OF PRINCIPAL

13.1.                     Provide to Contractor all the essential elements to the start of work, including issue of the “Service Start Order.”

13.2.                     Inspect the equipment for service performance prior to issue of the “Start Order”.

13.3.                     Issue the “Start Order” that authorizes the start of service execution to the CONTRACTOR after the arrangements listed in subitem “13.1.”.

13.4.                     Analyze and approve the Work Plan and any changes.

13.5.                     Permanently monitor and inspect service execution to enforce the standards, specifications and instructions set out, and intervene when necessary in order to ensure conformity and the faithful performance of the contract.

13.5.1.           Certify service satisfaction and calculate the IQD - Performance Quality index with the assistance of a specialized audit company for the monthly reports issued by the CONTRACTOR.

13.6.                     Issue in writing the orders and communications addressed to the Contractor.

13.7.                     Require the replacement of vehicles and equipment not suitable to the characteristics and needs of services.

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13.8.                     Apply the penalties defined in the Contract as applicable, pursuant to the laws governing the matter.

13.9.                     Remunerate contract services in the manner and under the conditions agreed herein.

13.10.              Request at any time data and information relating to the services under this bidding process.

13.11.              LIMPURB, upon written notice to the CONTRACTOR, may request, within 48 (forty-eight) hours, the removal of any employee who displays improper behavior, whereas in the case of termination, the City shall not be held responsible in any way.

14.                               CLAUSE FOURTEEN - SURETY

14.1.                     CONTRACTOR agrees to deposit a Final Performance Bond using the standard Finance Department form in the amount of R$ 11,345,574.53 (eleven million, three hundred forty-five thousand, five hundred seventy-four reais and fifty-three cents), equivalent to 1% (one percent) of the contract value.

14.2.                     The bond may be replaced at the request of the CONTRACTOR, provided that compliance with the types set out is preserved.

14.3.                     The bond shall only be refunded after Final Receipt, upon request of the CONTRACTOR, pursuant to the relevant regulations.

15.                               CLAUSE FIFTEEN - PENALTIES

15.1.                     The general and special provisions in Chapter IV of Federal Law No. 8,666/93 and subsequent amendments are applicable to this agreement.

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15.2                        In case of full or partial non-execution of this adjustment, the CONTRACTOR is subject to the consequences set out in section V of Chapter III in Federal Law no. 8,566, of June 21, 1993, and other applicable standards.

15.3                        The CONTRACTOR is further subject, irrespective of warning and/or judicial or extrajudicial notification, to the following fines, whose calculation shall be based on the adjusted contract value as provided for in item 8.3 under clause eight herein.

15.3.1.           Fine for full non-performance of the contract: 20% (twenty percent) of contract value;

15.3.2.           Fine for partial non-performance of the contract: 10% (ten percent) of the monthly contract value;

15.4.                     CONTRACTORis further subject to the following applicable fines for all services, to be applied based on the values specified below, adjusted through the month of effective payment, pursuant to Law no. 10,734/89, as amended by Law no. 13,275/02, and Decree no. 31,503/92 and subsequent amendments:

15.4.1.           Use of non-standard vehicles, containers, uniforms or equipment for services after the deadlines defined for the full implementation of services: fine of R$ 1,150.00 (one thousand, one hundred fifty reais) per breach/day;

15.4.2.           Use of vehicles outside cleanliness and maintenance conditions, or vehicles that cause debris spillage in the route: fine of R$ 1,650.00 (one thousand, six hundred fifty reais) per breach/day;

15.4.3.           Failure to comply with fleet renewal order, pursuant to the maximum age defined in this contract, daily fine of R$ 2,300.00 (two thousand, three hundred reais) per vehicle;

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15.4.4.           Failure to comply with vehicle registration order, whether in their inclusion or exclusion, lack of identification (operational prefix): fine of R$ 1,650.00 (one thousand, six hundred fifty reais) per vehicle/day;

15.4.5.           Receipt/solicitation of bribe, use of alcoholic beverages, lack of civility by staff on duty: fine of R$1,150.00 (one thousand, one hundred fifty reais) for any of the non-conformities listed and per breach;

15.4.6.           For the execution of services or waste collection not included in the scope of this contract, per fraud or attempted weighing of waste or offloading at unauthorized site: fine of R$ 2,300.00 (two thousand, three hundred reais) per breach;

15.4.7.           For the failure to supply the worksheets required or non-compliance with requests of information and data: fine of R$ 1,150.00 (one thousand, one hundred fifty reais) per breach/ late day;

15.4.8.           In the event of non-compliance within 48 (forty-eight) hours with the order to replace an employee: fine of R$ 1,150.00 (one thousand, one hundred fifty reais) per breach;

15.4.9.           Preventing inspection access to workshops and other facilities used by the CONTRACTOR: fine of R$ 2,300.00 (two thousand, three hundred reais) per breach;

15.4.10.    Failure to comply with order on vehicle tare control: fine of R$ 2,300.00 (two thousand, three hundred reais);

15.4.11.    For parking vehicles at inappropriate sites, unnecessary obstruction to traffic, and other serious traffic violations that damage the Image of the City: fine of R$ 2,300.00 (two thousand, three hundred reais) per vehicle and per breach;

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15.4.12.    Lack of uniform, safety equipment, work utensils: fine of R$ 1,150.00 (one thousand, one hundred fifty reais) per breach;

15.4.13.    Failure to arrange for the replacement of equipment and work utensils as order by Inspection: fine of R$ 2,300.00 (two thousand, three hundred reais) per breach;

15.4.14.    Failure to comply with adjustment and repair of facilities after order by Inspection: fine of R$ 1,150.00 (one thousand, one hundred fifty reais) per day;

15.4.15.    Failure to collect sweeping debris up to at most four hours after the end of work shifts (workday): fine of R$ 500.00 (five hundred reais) per breach;

15.4.16.    Use of plastic bags to collect sweeping debris without logo identifying the CONTRACTOR: fine of R$ 700.00 (seven hundred reais) per breach;

15.4.17.    Execution of services with incomplete teams: fine of R$ 1,400.00 (one thousand, four hundred reais) per day and per person.

15.4.18.    For day of delay in delivery of work plans: daily fine of R$ 2,300.00 (two thousand, three hundred reais);

15.4.19.    For day of delay in the deployment of any of the services: daily fine of R$ 4,600.00 (four thousand, six hundred reais);

15.4.20.    Change in the work plan without prior communication to citizens of the services and times in which they will be performed or changes thereto: fine of R$ 2,300.00 (two thousand, three hundred reais ) per breach.

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15.4.21.    For sweeping services that are not performed, incomplete, full or partial lack of sweeping numbers defined in public roads or places, failure to comply with the defined schedule: fine of R$ 500.00 (five hundred reais) per breach.

15.4.22.    Due to non-conformity in favorable maintenance of IQD — Performance Quality index: fine of R$ 500.00 (five hundred reais) per breach.

15.4.23.    Failure to complete or partial completion of Service Order: fine of R$ 2,300.00 (two thousand, three hundred reais);

15.4.24.    Non-attendance at the times and places stipulated: fine of R$ 500.00 (five hundred reais) per breach;

15.4.25.    Failure to bags collected waste, if required: fine of R$ 500.00 (five hundred reais);

15.4.26.    Failure to fully or satisfactorily clean a given area determined: fine of R$ 500.00 (five hundred reais);

15.4.27.    Fine for violation of contractual clause that is not specifically included: 0.1% (one-tenth percent) of the metering value, corresponding to the month of occurrence.

15.5.                     For the purposes of fine application, it is hereby established:

15.5.1.           Fines shall be calculated based on the values defined in item 15.4, adjusted through the month of effective payment, pursuant to Law no. 10,734/89, as amended by Law no. 13,275/02, and Decree no. 31,503/92 and subsequent amendments.

15.5.2.           Penalties are independent and their application does not exclude the application of other fines.

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15.5.3.           Fine value shall be adjusted for inflation from the date of its daft, pursuant to the applicable legislation.

15.5.4.           The sums relating to fines shall be deducted from the first payment to which the CONTRACTOR, is entitled once administrative appeals are exhausted, and the bond offered are likewise liable for the fines.

16.                               CLAUSE SIXTEEN - ACCREDITATION

16.1.                     The CONTRACTOR shall perform accreditation by LIMPURB within at most 30 (thirty) days after the signature of the contract, whereas said accreditation shall subject the CONTRACTOR to compliance with the fundamental principles of the Urban Cleaning System, in compliance with the provisions of Law no. 13,478/2002.

17.                               CLAUSE SEVENTEEN — TERMINATION

17.1.                     The contract may be terminated by LIMPURB by operation of law in the cases provided for in article 78 of Federal Law No. 8,666/93 and subsequent amendments, and especially:

17.1.1.           Full or partial transfer of the contract without express consent of LIMPURB;

17.1.2.           In the event of the provisions in subitem 19.1 to this contract;

17.1.3.           Upon repeated contractual breaches after application of the penalties set forth in clause Fifteenth of this Contract;

17.1.4.           Express inability by the CONTRACTOR to fulfill the contract obligations undertaken herein.

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17.2.                     Unilateral contract termination by LIMPURB shall trigger the consequences set forth in Federal Law No. 8,666/93 and its subsequent amendments, in particular:

17.2.1.           Immediate assumption of the purpose of the contract, by LIMPURB, with drafting of a detailed written report;

17.2.2.           Occupation and use of the premises, facilities, equipment, materials, vehicles and personnel employed for the performance of the contract as required to its continuity, which shall be returned at a later time.

17.2.2.1.If return does not occur, compensation shall be fitting, upon prior evaluation;

17.2.3.           Loss of contract bond;

17.2.4.           Accountability for damage caused to the City.

17.3.                     LIMPURB may take over the performance of services irrespective of contract termination in case the CONTRACTOR is unable to stop a legal or illegal strike that halts services for a period greater than 72 (seventy-two) hours, after which period it may operate CONTRACTOR equipment using its own staff, at the latter’s risk.

18.                               CLAUSE EIGHTEEN - ACCEPTANCE CONDITIONS

18.1.                     The purpose object of the Contract shall be accepted when fully compliant with contract terms and other documents that are part of the agreement.

18.2.                     The Sub-prefecture, when considering the purpose of the Contract to be completed, shall report this to the Board of the City Services Department’s Bureau of Urban Cleaning through a detailed report that shall serve as the basis to draw up the Temporary Acceptance document.

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18.3.                     The Temporary Acceptance document shall be drawn up “ex officio” by a Commission nominated by the LIMPURB Board, through a detailed report signed by the parties within fifteen (15) calendar days from the end of the contract period and/or contract services.

18.4.                     The Final Acceptance document shall be drawn up by a Commission nominated by the LIMPURB Board, through a detailed report signed by the parties within ninety (90) days after the temporary Acceptance document that proves the compliance of the purpose to contract terms.

18.5.                     The responsibility of CONTRACTOR for the quality, correctness and safety of the services performed shall subsist in accordance with the law, even after its Final Acceptance.

19.                               CLAUSE NINETEEN - GENERAL AND FINAL PROVISIONS

19.1.                     LIMPURB may, at its sole discretion, during the last 30 (thirty) days of the contract, order the gradual decrease of services, whether for the implementation of a new contract or execution using its own staff.

19.2.                     Contractual amendments shall comply with the provision in Federal Law No. 8,656/93 and its subsequent amendments.

19.3.                     The CONTRACTOR is fully aware of the elements of this contract, sites, and all general and specific conditions of the services to be performed and cannot claim lack of knowledge as a deterrent element of the faithful performance of the contract.

19.4.                     After publication, a true copy of this Contract shall be sent to the São Paulo City Court of Accounts for the appropriate legal purposes.

19.5.                     The parties hereby expressly elect the jurisdiction of the Public Treasure of the Judicial District of the Capital for the resolution of any issues that may arise pursuant to this Contract.

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The CONTRACTOR produced herein the Collection Bill in the amount of R$ 190.95 (one hundred and ninety reais and ninety-five cents) corresponding to the payment of fees for contract drawing, as set out in the current Decree

In witness whereof, this instrument was drawn up this instrument in 04 (four) identical copies which, read and found in compliance, are signed and initialed by the parties and witnesses.

/s/ DRÁUSIO BARRETO

DRÁUSIO BARRETO
City Services Secretary
PRINCIPAL

/s/ HERALDO PUCCINO NETO

HERALDO PUCCINO NETO
SOMA- SOLUÇÕES E MEIO AMBIENTE CONSORTIUM
Representative of leading company
DELTA CONSTRUÇÕES S/A
CONTRACTOR

WITNESSES

/s/ Rita Rejane Xavier e Silva	/s/ Etelvina de Souza Rodrigues

Rita Rejane Xavier e Silva	Etelvina de Souza Rodrigues
RG [ID]: 12.835.229-2	RG [ID]: 24.718.926-1
Address: Rua Libero Badaró, 425	Address: Rua Libero Badaró, 425

(MINUTES) CT No. 74SES11 AGRUP SUDESTE

[STAMP — Published at D.O.M. on 02/17/16, page 135, Initials / Stamp]

/s/ Rita Rejane Xavier

Rita Rejane Xavier e Silva Cabinet Officer SES